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                                                                   EXHIBIT 10.18

                                                         Number:_______

                       RAYONIER 1994 INCENTIVE STOCK PLAN
                   NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
                            (Form A -3-Year Vesting)

THIS AGREEMENT, made as of the 2nd day of January 1996, by and between Rayonier Inc. (the "Company") and the undersigned individual (the "Optionee"), pursuant to the Rayonier 1994 Incentive Stock Plan (the "Plan"). (Terms not defined herein have the same meaning as in the Plan.)

WHEREAS, the Optionee is a Key Employee of the Company and the Company through the Plan's Committee has approved the grant of Non-Qualified Stock Options under the Plan to the Optionee.

NOW, THEREFORE, in consideration of the Terms and Conditions of this Agreement and pursuant to the Plan, the parties agree as follows:

1. Grant of Options. The Company hereby grants to the Optionee the right and option to purchase from the Company, at the exercise price set forth in SECTION 3 below, all or any part of the aggregate number of common shares of the Company, as such Common Shares are presently constituted (the "Common Shares"), set forth in said SECTION 3.

2. Terms and Conditions. It is understood and agreed that the Option evidenced hereby is subject to the provisions of the Plan (which are incorporated herein by reference) and the following Terms and Conditions:

       a. Expiration Date. The Option evidenced hereby shall expire on the date specified in Section 3 below.

       b. Exercise of Option. The Option evidenced hereby shall be exercisable from time to time by submitting an appropriately completed "Notice of Exercise" form referred to below addressed as follows:

                           The Bank of New York
                           Stock Option Administration
                           101 Barclay, Street, 12W
                           New York, New York  10286
                           Telephone: 1-800-248-6905
                           or send via fax to 1-800-815-2988

          (1) Cash Only Exercise - submit a "Notice of Cash Exercise", together with the full cash exercise price (call 1-800-258-6905 to reach The Bank of New York Stock Option Help line); or

          (2) Cashless Exercise - submit an "Irrevocable Letter of Instruction and Cashless Exercise and Sale Form" authorizing the delivery for sale of the exercised Common Shares (call 1-800-255-8282 to reach the BNY Personal Brokerage Help line); or.

          (3) Combination - tender a combination (1) and (2) above.

          Withholding Taxes. Without regard to the method of exercise and payment, the Optionee shall pay to the Company, upon notice of the amount due, any withholding taxes payable with respect to such exercise.
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          Exercise Schedule - The Option granted hereby shall become exercisable only after one year of the Optionee's continuous employment with the Company immediately after the date of grant and may be exercised thereafter at any time, or from time to time, but only to the extent of one-third of the total number of shares covered by the Option under this Agreement after the first anniversary of such grant, only to the extent of two-thirds of such total number of shares after the second anniversary thereof, and in full only after the third anniversary thereof, and in any event only during the continuance of the Optionee's said employment.

       c. Compliance with Laws and Regulations. The Option evidenced hereby is subject to restrictions imposed at any time on the exercise or delivery of shares in violation of the By-Laws of the Company or of any law or governmental regulation that the Company may find to be valid and applicable.

       d. Interpretation. Optionee acknowledges that this Agreement is governed by the Plan, a copy of which Optionee hereby acknowledges having received, and by such administrative rules and regulations relative to the Plan and not inconsistent therewith, as may be adopted and amended from time by the Committee (the "Rules"). Optionee agrees to be bound by the terms and provisions of the Plan and the Rules, the terms of which are incorporated here in by reference.

       e. Transfer Restrictions. In addition to the restrictions on transferability imposed by the Plan, this Option is not transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

3.  Option Data

Optionee's Name

Number of Common Shares
Subject to this Option

Exercise Price Per Share

Expiration Date

4. Governing Law. This Agreement is issued, and the Option evidenced hereby is granted, in Stamford, Connecticut, and shall be governed and construed in accordance with the laws of the State of Connecticut.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its authorized officer, the day and year first above written.

Agreed to:                                       Rayonier Inc.


____________________                             By:______________________
      Optionee                                       John P. O'Grady
                                                     Senior Vice President
                                                     Administration

____________________
       Date